                                                                 EXHIBIT m(6)(d)


                                 AMENDMENT NO. 3
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS R SHARES)

         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 25, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS R SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

                                                         MINIMUM
                                                           ASSET
AIM EQUITY FUNDS                                           BASED         MAXIMUM          MAXIMUM
----------------                                           SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM Aggressive Growth Fund                                 0.25%          0.25%           0.50%
AIM Blue Chip Fund                                         0.25%          0.25%           0.50%
AIM Capital Development Fund                               0.25%          0.25%           0.50%
AIM Charter Fund                                           0.25%          0.25%           0.50%
AIM Constellation Fund                                     0.25%          0.25%           0.50%
AIM Large Cap Basic Value Fund                             0.25%          0.25%           0.50%
AIM Large Cap Growth Fund                                  0.25%          0.25%           0.50%
AIM Mid Cap Growth Fund                                    0.25%          0.25%           0.50%
AIM Weingarten Fund                                        0.25%          0.25%           0.50%

                                                         MINIMUM
                                                           ASSET
AIM FUNDS GROUP                                            BASED         MAXIMUM          MAXIMUM
---------------                                            SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM Balanced Fund                                          0.25%          0.25%            0.50%
AIM Premier Equity Fund                                    0.25%          0.25%            0.50%
AIM Small Cap Equity Fund                                  0.25%          0.25%            0.50%

                                                         MINIMUM
                                                           ASSET
AIM GROWTH SERIES                                          BASED         MAXIMUM          MAXIMUM
-----------------                                          SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM Basic Value Fund                                       0.25%          0.25%           0.50%
AIM Mid Cap Core Equity Fund                               0.25%          0.25%           0.50%
AIM Small Cap Growth Fund                                  0.25%          0.25%           0.50%

                                                         MINIMUM
                                                           ASSET
AIM INTERNATIONAL MUTUAL FUNDS                             BASED         MAXIMUM          MAXIMUM
------------------------------                             SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM European Growth Fund                                   0.25%          0.25%            0.50%
AIM International Growth Fund                              0.25%          0.25%            0.50%
INVESCO International Core Equity Fund                     0.25%          0.25%            0.50%

                                                         MINIMUM
                                                           ASSET
AIM INVESTMENT FUNDS                                       BASED         MAXIMUM          MAXIMUM
--------------------                                       SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM Trimark Endeavor Fund                                  0.25%          0.25%            0.50%
AIM Trimark Fund                                           0.25%          0.25%            0.50%
AIM Trimark Small Companies Fund                           0.25%          0.25%            0.50%

                                                         MINIMUM
                                                           ASSET
AIM INVESTMENT SECURITIES FUNDS                            BASED         MAXIMUM          MAXIMUM
-------------------------------                            SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
AIM Income Fund                                            0.25%          0.25%            0.50%
AIM Intermediate Government Fund                           0.25%          0.25%            0.50%
AIM Money Market Fund                                      0.25%          0.25%            0.50%

                                                         MINIMUM
                                                           ASSET
AIM TREASURER'S SERIES TRUST                               BASED         MAXIMUM          MAXIMUM
----------------------------                               SALES         SERVICE         AGGREGATE
PORTFOLIO - CLASS R SHARES                                CHARGE           FEE              FEE
                                                         -------         -------         ---------
INVESCO Stable Value Fund                                  0.25%          0.25%            0.50%

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 25, 2003

----------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

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